EXHIBIT 16.1

PricewaterhouseCoopers LLP
Suite 200
420 S. Orange Ave.
OrlandoFL32801
Telephone (407) 236 0550
Facsimile (407) 236 5149
www.pwc.com

May 3, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.20549

Commissioners:

We have read the statements made by FF-TSY Holding Company II, LLC, successor to Trustreet Properties Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission (“SEC”), pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of FF-TSY Holding Company II, LLC dated April 27, 2007. We agree with such statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers, LLP